UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2017

Red Giant Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-53310	30-0806282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

614 E. Hwy 50, Suite 235, Clermont, FL		34711
(Address of principal executive offices)		(Zip Code)

(877) 904-7334
(Issuer's telephone/facsimile numbers, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act (17CFR240.14a-12)

[  ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act (17CFR240.14d-2(b))

[  ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act (17CFR240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to a notice of conversion received on July 26, 2017 from Vis Vires Group, Inc., we will issue 865,500,000 shares to it to convert $51,930.00 of the principal and interest owed under the Convertible Promissory Note dated as of June 23, 2015.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 26, 2017, Mr. Sherril Rhoades accepted the Registrant’s appointment to its Board of Directors effective immediately. Mr. Rhoades brings decades of publishing history and skills to his REDG role.  He succeeded Stan Lee as Publisher of Marvel Comics, where he approved the first Men in Black film and helped plan the Spider-Man and Iron Man movies.  Also Mr. Rhoades has held the position of Editorial Director and Fiction Editor for The Saturday Evening Post; VP and Group Publisher of Scholastic; VP of New Business Development of Reader’s Digest; and been consultant for Microsoft, Warner Bros., Disney Publishing, DC Comics, Mad Magazine, Hilton International, Johnson & Johnson, and others.  He was also a Professor in Residence at Ball State University and lecturer at Columbia University, University of Florida, Savannah College of Art & Design, and more.

There are no understandings or arrangements between Mr. Rhoades and any other person pursuant to which Mr. Rhoades was selected as a director of the Company. In connection with his service on the Company’s Board of Directors, Mr. Rhoades has been granted seven million five hundred thousand (7,500,000) Series Z Preferred shares.

The Registrant’s press release on this matter is filed as Exhibit 99.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

10.1	Convertible Note between the Registrant and Vis Vires, Inc. dated June 23, 2015.

99	Press Release of Registrant dated July 26, 2017 reporting Mr. Sherril Rhoades’ appointment to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Giant Entertainment, Inc.

Dated: August 9, 2017	/s/ Benny R. Powell
By: Benny R. Powell
Its: Chief Executive Officer, President,
Chief Financial Officer, and Secretary

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